EXHIBIT 99.1

Crown Media Holdings to Explore Strategic Alternatives

STUDIO CITY, CA - Aug. 18, 2005 - Crown Media Holdings, Inc. (NASDAQ: CRWN) today announced that its Board of Directors has authorized the Company to explore strategic alternatives for the Company, including a potential sale of the Company to a third party.  In support of this initiative, a Special Committee of independent directors of the Board of Directors has been formed to oversee the process.

Hallmark Cards, Incorporated has advised the Company’s Board of Directors that it fully supports the Board’s determination.  Hallmark also advised the Board that it would consider entering into a license agreement with respect to the Hallmark Channel name in connection with a sale of the Company if requested by a potential acquiror.

David Evans, President and CEO of Crown Media, said, “After considering various factors, including the strong performance of the Hallmark Channel and the prevailing current economic realities of being a one channel business in our industry, the Board unanimously determined that now is the time to look at all alternatives.  Since its launch just four years ago, Hallmark Channel has experienced tremendous growth in all of its key business areas, including distribution, ratings and revenues.  Today, Hallmark Channel is one of the top ten rated cable channels in both total day and prime time with nearly 70 million subscribers, and is well-positioned for continued success.”

There can be no assurance that the Company will enter into or consummate any transaction, or as to the terms or timing thereof.

About Crown Media Holdings

Crown Media Holdings, Inc. (NASDAQ: CRWN) owns and operates cable television channels dedicated to high quality, broad appeal, entertainment programming.  The Company currently operates and distributes Hallmark Channel in the U.S. to nearly 70 million subscribers.  In 2004, Crown launched its second 24-hour linear channel, Hallmark Movie

Channel.  Through its subsidiary, Crown Media Distribution, LLC, Crown also distributes titles in the U.S. from its award-winning collection of movies, mini-series and films for exhibition in a variety of television media including broadcast, cable, video-on-demand and high definition television.  Significant investors in Crown Media Holdings include: Hallmark Entertainment Holdings, Inc., a subsidiary of Hallmark Cards, Incorporated, Liberty Media Corp., and J.P. Morgan Partners (BHCA), LP, each through their investments in Hallmark Entertainment Investments Co.; VISN Management Corp., a for-profit subsidiary of the National Interfaith Cable Coalition; and Hughes Electronics Corporation.

Forward-looking Statements

Statements contained in this press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections.  Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements.  Forward looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements.  Such risks and uncertainties include: competition for distribution of channels, viewers, advertisers, and the acquisition of programming; fluctuations in the availability of programming; fluctuations in demand for the programming Crown Media airs on its channels; Crown Media’s ability to address its liquidity needs; Crown Media’s ability to implement a strategic transaction; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the Risk Factors stated in the Company’s 10-K Report for the year ended December 31, 2004 and 10-Q Report for the quarter ended June 30, 2005.  Crown Media Holdings is not undertaking any obligation to release publicly any updates to any forward looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

For additional information, please contact:
IR Focus	Kekst and Company
Mindy Tucker	Tom Daly
914.725.8128	Roanne Kulakoff
mindy@irfocusllc.com	Caroline Gentile
212.521.4800